UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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☐	Preliminary Proxy Statement

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(as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNIVERSAL HEALTH SERVICES, INC.

April 20, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on Wednesday, May 16, 2007, at 10:00 a.m., for the following purposes:

(1)	the election of two directors by the holders of Class A and Class C Common Stock;

(2)	the election of one director by the holders of Class B and Class D Common Stock; and

(3)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or by promptly signing and returning your Proxy card in the enclosed envelope. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your comments and discussion relating to the Company.

I look forward to seeing you at the meeting.

Sincerely,

Alan B. Miller

Chairman, President and

Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2007

Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the “Company”) will be held on Wednesday, May 16, 2007 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

(i)	the election of two directors by the holders of Class A and Class C Common Stock;

(ii)	the election of one director by the holders of Class B and Class D Common Stock; and

(iii)	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on April 5, 2007.

You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 20, 2007

UNIVERSAL HEALTH SERVICES, INC.

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PA 19406

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:	This Proxy Statement and enclosed forms of Proxy (first mailed to stockholders on or about April 20, 2007) are furnished in connection with the solicitation by our Board of Directors of Proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The Annual Meeting will be held on Wednesday, May 16, 2007 at 10:00 a.m., at our offices located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:	The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect two Class II directors, to serve for a term of three years until the annual election of directors in 2010 and the election and qualification of their respective successors; (2) to have the holders of Class B and D Common Stock elect one Class II director, to serve for a term of three years until the annual election of directors in 2010 and the election and qualification of his successor; and (3) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: How may I obtain your Annual Report for 2006?

A:	A copy of our Annual Report to Stockholders, including financial statements for the year ended December 31, 2006, is enclosed herewith. Refer to question 26 for information on how to request additional information from us.

4.	Q: Who may attend the Annual Meeting?

A:	Stockholders of record as of the close of business on April 5, 2007, or their duly appointed Proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

5.	Q: Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record as of the close of business on April 5, 2007 are entitled to vote at the Annual Meeting. On that date, 3,328,404 shares of Class A Common Stock, par value $.01 per share, 335,800 shares of Class C Common Stock, par value $.01 per share, 50,141,639 shares of Class B Common Stock, par value $.01 per share, and 24,509 shares of Class D Common Stock, par value $.01 per share, were outstanding.

6.	Q: Who is soliciting my vote?

A:	The principal solicitation of Proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telegram, telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7.	Q: What items of business will be voted on at the Annual Meeting?

A:	The holders of Class A and C Common Stock will elect two Class II directors, to serve for a term of three years until the annual election of directors in 2010 and the holders of Class B and D Common Stock will elect one Class II director, to serve for a term of three years until the annual election of directors in 2010. Other than the election of Class II directors, we know of no other business to be presented for action.

8.	Q: How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that holders of Class A and Class C and Class B and D Common Stock vote shares “FOR” the nominees to the Board of Directors for which they are entitled to vote.

9.	Q: How will voting on any other business be conducted?

A:	Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, your signed Proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

10.	Q: What is the difference between a “stockholder of record” and a “street name” holder?

A:	These terms describe how your shares are held. If your shares are registered directly in your name with Mellon Investor Services, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

11.	Q: How do I vote my shares if I am a stockholder of record?

A:	A separate form of Proxy applies to our Class A and Class C Common Stock and a separate form of Proxy applies to our Class B and Class D Common Stock. Enclosed is a Proxy card for the shares of stock held by you on the record date. You may vote by signing and dating each Proxy card you receive and returning it in the enclosed prepaid envelope. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for directors. You may also vote by telephone or internet.

12.	Q: How do I vote by telephone or electronically?

A:	Instead of submitting your vote by mail on the enclosed Proxy card, your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

13.	Q: How do I vote my shares if they are held in street name?

A:	If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

14.	Q: Can I change or revoke my vote?

A:	Yes. Any Proxy executed and returned to us is revocable by delivering a later signed and dated Proxy or other written notice to our Secretary at any time prior to its exercise. Your Proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

15.	Q: What is the vote required to approve each proposal?

A:	The two director nominees receiving the highest number of affirmative votes of the shares of Class A and Class C Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as Class II directors. The director nominee receiving the highest number of affirmative votes of the shares of Class B and Class D Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class II director.

16.	Q: What constitutes a “quorum”?

A:	The holders of a majority of the common stock votes issued and outstanding and entitled to vote, either in person or represented by Proxy constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

17.	Q: What are our voting rights with respect to the election of directors?

A:	Our Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share.

Each holder of Class A Common Stock may cumulate his or her votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he or she may distribute his votes on the same principle among as many candidates as he shall see fit. For a holder of Class A Common Stock to exercise his or her cumulative voting rights, the stockholder must give notice at the meeting of such intention to cumulate votes.

As of April 5, 2007, the shares of Class A and Class C Common Stock constituted 6.8% of the aggregate outstanding shares of our Common Stock, had the right to elect seven members of the Board of Directors and constituted 86.0% of our general voting power; and as of that date the shares of Class B and Class D Common Stock (excluding shares issuable upon exercise of options), constituted 93.2% of the outstanding shares of our Common Stock, had the right to elect two members of the Board of Directors and constituted 14.0% of our general voting power.

18.	What are our voting rights with respect to matters other than the election of directors?

A:	As to matters other than the election of directors, our Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law. Other than the election of directors, we know of no other business to be presented for action at the Annual Meeting.

Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in its discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from our stock records.

19.	Q: What if I abstain from voting or withhold my vote?

A:	Stockholders entitled to vote for the election of directors can abstain from voting or withhold the authority to vote for any nominee. If you attend the meeting or send in your signed Proxy with instructions to withhold authority to vote for one or more nominees, you will be counted for the purposes of determining whether quorum exists. Abstentions and instructions on the accompany Proxy card to withhold authority to vote will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

20.	Q: Will my shares be voted if I do not sign and return my Proxy card or vote by telephone or internet?

A:	If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at their discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors are deemed to be routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

21.	Q: What is a “broker non-vote”?

A:	“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by Proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on nonroutine matters. Since the election of directors is a routine matter, a broker may turn in a Proxy card voting shares at their discretion and without receiving instructions from you.

22.	Q: What is the effect of a broker non-vote?

A:	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum and will result in the respective nominees for director receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

23.	Q: Who will count the votes?

A:	The Secretary will count the Class A and Class C votes and serve as inspector of elections. Our transfer agent will count the Class B and Class D votes and serve as inspector of elections.

24.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2008 Annual Meeting?

A:	Any proposal that you wish to present for consideration at the 2008 Annual Meeting must be received by us no later than December 21, 2007. This date provides sufficient time for inclusion of the proposal in the 2008 proxy materials.

25.	Q: Can I receive more than one set of Annual Meeting materials?

A:	If you share an address with another stockholder, each stockholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, Pennsylvania 19406, telephone (610) 768-3300. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Stockholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household, in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

26.	Q: How can I obtain additional information about the Company?

A:	Copies of our Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2006 and our other annual, quarterly and current reports we file with the Securities and Exchange Commission (“SEC”), and any amendments to those reports, are available free of charge on our website, which is located at http://www.uhsinc.com. Copies of these reports will be sent without charge to any shareholder requesting it in writing to our Secretary at Universal Health Services, Inc., Universal Corporate Center, P.O. Box 61558, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 30, 2007, the number of shares of our equity securities and the percentage of each class owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of our general voting power currently held, by (i) all stockholders known by us to own more than 5% of any class of our equity securities, (ii) all of our directors and nominees who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are currently pledged as security by any of our directors or executive officers.

	Title of Class								Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)
Leatrice Ducat National Disease Research Interchange 401 N. Michigan Avenue Suite 1200 Chicago, IL 60611			7,000	(5)(12)					(5)

John H. Herrell 1021 10th Street, S.W. Rochester, MN 55902			14,500	(5)(12)					(5)

Robert H. Hotz Houlihan Lokey Howard & Zukin 245 Park Avenue, 20th Floor New York, NY 10167			48,634	(5)(12)					(5)

Alan B. Miller	2,767,103	(6)(15)	3,818,746	(4)(12) (13)(14)(16)	330,844				81.4%
	(83.1%)		(7.6%)		(98.5%)

Marc D. Miller	520,197	(7)	902,150	(12)(13) (14)(16)					1.5%
	(15.6%)		(1.8%)

Robert A. Meister Aon Group, Inc. 222 Lakeview Avenue Suite 510 West Palm Beach, FL 33401			7,500	(5)(12)					(5)

Anthony Pantaleoni Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, NY 10103	8,904	(5)(15)	40,396	(4)(5) (8)(12)(17)	1,096	(5)	560	(5)	(5)

Rick Santorum Eckert Seamans Cherin & Mellott, LLC 1747 Pennsylvania Avenue, NW Washington, DC 20006			0						(5)

	Title of Class								Percentage of General Voting Power(3)
Name and Address of Beneficial Owner(1)	Class A Common Stock(2)		Class B Common Stock(2)		Class C Common Stock(2)		Class D Common Stock(2)

John F. Williams, Jr., M.D. The George Washington University 2300 I Street, N.W. Suite 713E Washington, DC 20037			14,099	(5)(12)						(5)

Debra K. Osteen			65,275	(5)(12)(14)						(5)

Kevin J. Gross			10,750	(5)(12)(14)						(5)

Steve G. Filton			118,236	(5)(12)(14)						(5)

Michael Marquez			26,243	(5)(12)(14)						(5)

Richard C. Wright	24,800	(5)	46,489	(4)(5)(12)(14)	3,100	(5)	700	(5)		(5)

Wellington Management Company, LLP 75 State Street Boston, MA 02109			6,845,740 (13.65%)	(9)						(5)

Private Capital Management, L.P. 3003 Tamiami Trail North Naples, FL 33940			6,594,016 (13.15%)	(10)						(5)

FMR Corp. 82 Devonshire Street Boston, MA 02109			2,992,840 (5.96%)	(11)						(5)

All directors & executive officers as a group (14 persons)	3,321,004 (99.8%)		4,756,018 (9.5%)		335,040 (99.8%)		1,260 (5.14%)		84.0%

(1)	Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

(2)	Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

(3)	As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

(4)	Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

(5)	Less than 1% of the class of stock or general voting power, as applicable.

(6)	Includes 200,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.

(7)	Includes 75,750 shares of Class A Common Stock which are held by three trusts (the “2002 Trusts”) for the benefit of certain of Alan B. Miller’s family members of which Marc D. Miller (who is an employee and a member of our Board of Directors and the son of Alan B. Miller) and Mr. Pantaleoni are trustees; and 444,447 shares held by the A. Miller Family, LLC, whose members are the 2002 Trusts. Marc D. Miller is the sole manager of the A. Miller Family, LLC and during his tenure as such, has voting and dispositive power with respect to the Class A Common Stock held by the A. Miller Family, LLC. Pursuant to the limited liability company agreement, only Alan B. Miller can remove Marc D. Miller as manager.

(8)	Includes 3,780 shares of Class B Common Stock and 560 shares of Class D Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

(9)	These securities are held by Wellington Management Company, LLP, a registered investment advisor. Information is based on Amendment No. 2 to Schedule 13G dated February 14, 2007.

(10)	These securities are held by Private Capital Management, LP. a registered investment advisor. Information is based on Amendment No. 6 to Schedule 13G dated February 14, 2007.

(11)	These securities are held by FMR Corp. Information is based on Amendment No. 4 to Schedule 13G dated February 14, 2007.

(12)	Includes 193,375 shares issuable pursuant to stock options to purchase Class B Common Stock held by our directors and executive officers and exercisable within 60 days of March 30, 2007 as follows: Leatrice Ducat (5,000); John H. Herrell (12,500); Robert H. Hotz (12,500); Robert A. Meister (7,500); Alan B. Miller (45,000); Marc D. Miller (11,000); Anthony Pantaleoni (22,500); John F. Williams, Jr., M.D. (12,500); Debra K. Osteen (22,750); Steve G. Filton (17,500); Kevin J. Gross (3,750), Michael Marquez (10,875) and Richard C. Wright (10,000).

(13)	Includes 295,480 shares held by MMA Family LLC (“MMA”). Marc D Miller is the manager of the MMA and Alan B. Miller is the special manager. As special manager, Alan B. Miller has the sole dispositive power and as manager, Marc D. Miller has sole voting power with respect to these shares.

(14)	Includes restricted shares awarded during 2002, 2005 and 2006 pursuant to our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, as follows: Alan B. Miller (149,780); Marc D. Miller (5,202); Debra K. Osteen (10,753); Kevin J. Gross (7,000); Steve G. Filton (11,842); Michael Marquez (7,073), and; Richard C. Wright (7,889). These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the Plan.

(15)	Does not include (i) 75,750 shares of Class A Common Stock which are held by three trusts of which Mr. Pantaleoni is a trustee, for the benefit of Mr. Miller and/or certain members of his family and (ii) 444,447 shares of Class A Common Stock which are held by A. Miller Family, LLC whose members are the 2002 Trusts of which Mr. Pantaleoni is a trustee. Mr. Pantaleoni disclaims any beneficial interest in the shares.

(16)	Includes 68,520 shares held by the 2006 Grantor Retained Annuity Trust (the “06 GRAT”) for the benefit of certain of Alan B. Miller’s family members. Alan B. Miller has the sole dispositive power and Marc D. Miller has sole voting power with respect to these shares.

(17)	Does not include 68,520 shares of Class B Common Stock which are held by three trusts of which Mr. Pantaleoni is a trustee, for the benefit of Mr. Miller and/or certain members of his family. Mr. Pantaleoni disclaims any beneficial interest in the shares.

Equity Compensation Plan Information

The table below provides information, as of the end of December 31, 2006, concerning securities authorized for issuance under our equity compensation plans.

Plan Category (1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column
Equity compensation plans approved by security holders	2,259,050	$52.83	3,845,174	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,259,050	$52.83	3,845,174	(2)

(1)	Shares of Class B Common Stock

(2)	Consists primarily of 2,585,750 shares available for issuance under our 2005 Stock Incentive Plan, 112,160 shares available for issuance under our Amended and Restated 2001 Employees Restricted Stock Plan, and 917,624 shares available for issuance under our 2005 Employee Stock Purchase Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at nine members, and is divided into three classes, with members of each class serving for a three-year term. In April 2007, the Board of Directors voted to increase the number of directors from eight to nine directors. In accordance with our Restated Certificate of Incorporation, the Class II directors were increased from two to three. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting and, in the case of this Annual Meeting, a director will be elected to fill the vacancy in the Class II directors. Under our Restated Certificate of Incorporation, holders of shares of our outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in each of Class II and III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining seven directors, three in Class I, two in Class II, and two in Class III.

The persons listed below include our Board of Directors and nominees. The terms of the three current Class II directors, Mr. Anthony Pantaleoni, Mr. Rick Santorum and Mr. Robert H. Hotz, expire at the 2007 Annual Meeting. Mr. Anthony Pantaleoni and Mr. Rick Santorum have been nominated to be elected by the holders of Class A and Class C Common Stock and Mr. Robert H. Hotz has been nominated to be elected by the holders of Class B and Class D Common Stock. We have no reason to believe that any of the nominees will be unavailable for election; however, if any nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected.

The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES
Anthony Pantaleoni	II	A Common C Common	67	Of Counsel to the law firm of Fulbright & Jaworski L.L.P., New York, New York. Director of AAON, Inc. We utilized during the year ended December 31, 2006 and currently utilize the services of Fulbright & Jaworski L.L.P. as outside counsel.	1982

Rick Santorum	II	A Common C Common	48	Consultant to the law firm of Eckert Seamans Cherin & Mellott, LLC, Washington, D.C. Senior fellow at the Ethics and Public Policy Center, Washington, D.C. Prior thereto, Mr. Santorum served as a United States Senator	2007

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTOR NOMINEES

from Pennsylvania from 1995 to 2007 and a U.S. Representative from 1991 to 1995 representing the eighteenth congressional district in Pennsylvania. He served on the Senate Armed Services Committee; the Rules Committee; the Joint Economic Committee; the Senate Agricultural Committee; the Senate Banking, Housing and Urban Affairs Committee; the Special Committee on Aging; and the Senate Finance Committee. From 2001 to 2007, Mr. Santorum served as Chairman of the Senate Republican Conference, where he directed the communications operations of Senate Republicans and was the third-ranking member of the Republican leadership.

Robert H. Hotz	II	B Common D Common	62	Senior Managing Director, Co-Head of Corporate Finance, Co-Chairman of Houlihan Lokey Howard & Zukin, Member of the Board of Directors and Operating Committee, Houlihan Lokey Howard & Zukin, New York, NY since June 2002; Member of the Board of Directors of MedImmune, Inc.; Member of the Board of Directors of Pep Boys–Manny, Moe & Jack; former Senior Vice Chairman, Investment Banking for the Americas, UBS Warburg, LLC, New York, NY.	1991
DIRECTORS WHOSE TERMS EXPIRE IN 2008
Alan B. Miller	III	A Common C Common	69	Our Chairman of the Board, President and Chief Executive Officer since 1978. Prior thereto, President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. Trustee of Universal Health Realty Income Trust. Director of Penn Mutual Life Insurance Company and Broadlane, Inc. Father of Marc D. Miller, a Director and a Vice President.	1978

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTORS WHOSE TERMS EXPIRE IN 2008
Robert A. Meister	III	A Common C Common	65	Vice Chairman of Aon Group, Inc., an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation since 1991.	2004

John F. Williams, Jr., M.D., Ed.D.	III	B Common D Common	58	University Provost of The George Washington University since January 1, 2003; Vice President for Health Affairs of The George Washington University since 1997; Dean of The George Washington University from 1997 through 2003; Prior thereto, Medical Director of The George Washington University Hospital, and Associate Vice President for Graduate Medical Education at the School of Medicine and Health Sciences; Member of the American Public Health Association, the American Medical Association, the New York Academy of Sciences, the American Society of Anesthesiologists and the Society of Critical Care Medicine.	1999
DIRECTORS WHOSE TERMS EXPIRE IN 2009

John H. Herrell	I	A Common C Common	66	Former Chief Administrative Officer of Mayo Foundation from 1993 through 2002; Chief Financial Officer of Mayo Foundation from 1984 until 1993 and various other capacities since 1968.	1993

Leatrice Ducat	I	A Common C Common	74	President and Founder, National Disease Research Interchange since 1980; President and Founder, Human Biological Data Interchange since 1988; Founder, Juvenile Diabetes Foundation, National and International Organization.	1997

Name	Class of Director	Class of Stockholders Entitled to Vote	Age	Business Experience	Director Since
DIRECTORS WHOSE TERMS EXPIRE IN 2009
Marc D. Miller	I	A Common C Common	36	Our Vice President since January 2005. Vice-President of Acute Care Division since August 2004; Assistant Vice President of Universal Health Services, Inc. and Group Director, of Acute Care Division, Eastern Region since June 2003; CEO/Managing Director at Central Montgomery Medical Center from February 2002 to May 2003; Chief Operating Officer at Wellington Regional Medical Center from October 2000 to February 2002; Assistant Administrator at The George Washington University Hospital from August 1999 to October 2000. Son of Alan B. Miller, our Chief Executive Officer, President and Chairman of the Board.	2006

See the “Section 16(a) Beneficial Reporting Compliance” and “Corporate Governance” sections herein for additional information about our Board of Directors.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares of Class A and Class C Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as the Class II Directors. The nominee receiving the highest number of affirmative votes of the shares of Class B and Class D Common Stock, voting as a class, present in person or represented by Proxy and entitled to vote, a quorum being present, shall be elected as a Class II Director. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompany Proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.

Based upon a review of the copies of such reports furnished to us during fiscal year 2006 and written representations for our executive officers and directors, we believe that during the 2006 fiscal year, the officers, directors and holders of more than 10% of our Class A and Class B Common Stock complied with all Section 16(a) filing requirements, with the following exceptions:

Robert H. Hotz, through the settlement of shares of phantom stock, received 470.985 shares of on December 31, 2004 and 987.49 shares of Class B Common Stock on December 30, 2005, pursuant to our Deferred Compensation Plan for Non-Employee Directors. Mr. Hotz sold all of these shares of Class B Common Stock on December 31, 2004 and December 31, 2005, respectively. These transactions were subsequently reported on a Form 4 filed by Mr. Hotz on January 3, 2007.

John H. Herrell, through the settlement of shares of phantom stock, received 437.83 shares of Class B Common Stock on December 31, 2004 and 91.452 shares of Class B Common Stock on December 30, 2005, pursuant to our Deferred Compensation Plan for Non-Employee Directors. Mr. Herrell sold all of these shares of Class B Common Stock on December 31, 2004 and December 31, 2005, respectively. These transactions were subsequently reported on a Form 4 filed by Mr. Herrell on January 3, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

In designing our compensation programs for our named executive officers, we follow our belief that compensation should reflect the value created for stockholders while supporting our strategic business goals. In doing so, our compensation programs reflect the following objectives:

•	Compensation should encourage increased stockholder value;

•	Compensation programs should support our short-term and long-term strategic business goals and objectives;

•	Compensation programs should reflect and promote our core values set forth in our mission statement, which includes commitment to excellence, high ethical standards; teamwork and innovation;

•	Compensation should reward individuals for outstanding performance and contributions toward business goals, and;

•	Compensation programs should enable us to attract, retain and motivate highly qualified professionals.

These objectives govern the decisions that the Compensation Committee of the Board of Directors (the “Compensation Committee”) and management of the Company make with respect to the amount and type of compensation payable to our named executive officers. The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect our performance. Our compensation programs are designed to reward our employees for outstanding performance and contributions that increase the value of our stock. Both short-term and long-term incentive compensation are based on our performance and the value received by stockholders. As our performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. We review our compensation programs annually to ensure that these objectives continue to be met.

Compensation Setting Process

The targeted amount and mix of total compensation levels, as well as the individual pay components for each of our named executive officers, are evaluated on an annual basis. When setting the current year’s compensation, the prior year performance of the named executive is considered as is our operating performance relative to our competitors. In addition, compensation surveys and market data compiled by our human resources personnel are used to compare the compensation levels of our named executive officers against those of comparable positions in other comparable companies.

The Compensation Committee has traditionally relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan B. Miller, who reviews and advises the Compensation Committee with respect to our compensation programs, including the compensation arrangements with our named executive officers. The Compensation Committee believes that Mr. Miller’s role as the founder of our company in 1978, as well as his years of experience in the hospital management industry provide a valuable resource to the Compensation Committee. Mr. Miller regularly attends committee meetings. Mr. Miller does not participate in the discussions among the members of the Compensation Committee with respect to his own compensation. Mr. Miller conducts formal performance evaluations on an annual basis with the named executives that have direct reporting responsibility to him.

Mr. Miller is the only named executive officer who is a party to an employment agreement that dictates certain terms of his compensation and which is further described in this Proxy Statement.

The Compensation Committee approved the base salaries, bonuses and long-term compensation awards to each of the named executive officers in 2006 and believes that the forms and amounts of compensation during 2006 adequately reflect our compensation goals and policies.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our chief executive officer and the next four most highly compensated officers, which we refer to herein as the named executive officers. However, performance-based compensation that meets certain requirements is excluded from this $1,000,000 limitation.

In reviewing the effectiveness of the executive compensation program, the Committee considers the anticipated tax treatment to us and to the named executive officers of various payments and benefits. However, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) of the Code and has not adopted a policy requiring all compensation to be deductible.

The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The portion of Mr. Miller’s 2006 base salary exceeding $1 million will not be deductible by virtue of Section 162(m) of the Code, nor will the special bonus, payable in five, $1 million annual installments, awarded to Mr. Miller during 2006 whereby we agreed to fund a portion of Mr. Miller’s contribution to The College of William and Mary (see Chief Executive Officer Agreements and Compensation, included in this Proxy Statement).

Elements of Compensation

Our executive compensation is based on six primary components, each of which is intended to serve the overall compensation objectives. These components include:

•	annual base salary;

•	annual bonuses;

•	long-term incentive awards;

•	deferred compensation;

•	retirement benefits; and

•	fringe benefits, including perquisites.

Annual Base Salary

Our annual base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, the performance of each individual executive and general economic conditions.

The base salary for each of our named executive officers is paid in cash and is intended to reward the performance and efforts of each named executive officer during the fiscal year relative to his or her position with us. In establishing the base salary for our named executive officers, various criteria is reviewed including the following:

•	the executive officer’s performance in his or her position with us, taking into account the tenure of service, the complexity of the position and current job responsibilities;

•	Mr. Miller’s recommendations as to the proposed base salary, other than his own;

•	our financial performance, and;

•	relative salaries of our comparable companies

Annual Bonuses

Bonuses are typically awarded annually under the Universal Health Services, Inc. 2005 Executive Incentive Plan (the “Executive Incentive Plan”), which was adopted by our stockholders at our 2005 Annual Meeting. The Executive Incentive Plan is intended to support our efforts to attract, retain and motivate highly qualified senior management and other executive officers through the payment of performance-based incentive compensation. Annual incentive compensation may be awarded under the Executive Incentive Plan to our named executive officers and other of our executive officers and those of our affiliates, as selected by the Compensation Committee for any calendar year. The Compensation Committee believes that the payment of bonuses to our named executive officers under the Executive Incentive Plan is consistent with the objectives for our compensation programs by rewarding such officers for the achievement of specified business goals and performance objectives and, ultimately, will increase the value of our stock.

The amount of an employee’s incentive award for a calendar year is based upon the employee’s target bonus amount and the extent to which the performance goal(s) applicable to the employee are achieved. For each calendar year, an employee’s target bonus amount will be equal to a fixed percentage of the employee’s annual rate of base salary, determined as of the beginning of the calendar year.

The Compensation Committee establishes performance goals for the named executive officers using such business criteria and other measures of performance discussed herein; provided that, in the case of incentive awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will establish objective performance goals based upon one or more of the following business criteria:

•

attainment of certain target levels of, or a specified increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

•	attainment of certain target levels of, or a specified increase in, after-tax or pre-tax profits;

•	attainment of certain target levels of, or a specified increase in, operational cash flow;

•

attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the committee;

•	attainment of certain target levels of, or a specified increase in, earnings per share or earnings per share from continuing operations;

•	attainment of certain target levels of, or a specified increase in, return on capital or return on invested capital;

•	attainment of certain target levels of, or a specified increase in, after-tax return on stockholders’ equity;

•	attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; and/or

•	attainment of certain target levels in the fair market value of our Class B Common Stock or growth in the value of an investment in the Class B Common Stock assuming the reinvestment of dividends.

Any of the above business criteria may also provide a basis for vesting conditions under our Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan, as discussed below. For each calendar year, the Compensation Committee, in its discretion. establishes a performance factor or a range of performance factors for each participant, based on varying levels of attainment of the performance goals for the year. The performance factor(s) will be used to determine the portion, if any, of the participant’s target bonus amount that is earned for the year. If the target level performance goals for a year are achieved (but not exceeded), the participant will be entitled to an incentive bonus for the year equal to 100% of the participant’s target bonus amount.

In the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, except as otherwise permitted under Section 162(m) of the Code, the applicable target bonus amount, performance goals and performance factors with respect to any calendar year will be established in writing by the Compensation Committee no later than 90 days after the commencement of that year. Promptly after the date on which the necessary financial or other information for a particular year becomes available, the Compensation Committee will determine the amount, if any, of the incentive compensation payable to each participant for that calendar year and will certify in writing prior to payment that the performance goals for the year were in fact satisfied. The maximum incentive award which any participant may earn under the Executive Incentive Plan for any calendar year shall not exceed $5 million. The Executive Incentive Plan provides the Compensation Committee with the discretion to establish higher or lower performance factors for levels of performance that are more or less than the target levels. Performance goals may be adjusted for changes in accounting methods, corporate transactions and other similar types of events, provided that, such adjustment is permitted under Section 162(m) of the Code.

Bonus Awards. In March 2007, the Compensation Committee approved the specific bonus formula for the determination of annual incentive compensation for our executive officers pursuant to the Executive Incentive Plan in respect of the year ending December 31, 2007. Under the formula approved by the Compensation Committee, each of the executive officers was assigned a percentage of such executive officer’s 2007 base salary as a target bonus. Similarly, in March 2006, the Compensation Committee approved the specific bonus formula for the determination of annual incentive compensation for our executive officers pursuant to the Executive Incentive Plan in respect of the year ending December 31, 2006. Under the formula approved by the Compensation Committee, each of the executive officers was assigned a percentage of such executive officer’s 2006 base salary as a target bonus.

The following table shows each named executive officer’s target bonus as a percentage of his or her base salary for 2007 and 2006:

Name	Title	Target Award
		2007	2006
Alan B. Miller	Chief Executive Officer, President and Chairman of the Board	75%	75%
Steve G. Filton	Senior Vice President and Chief Financial Officer	50%	50%
Kevin J. Gross	Senior Vice President	50%	50%
Debra K. Osteen	Senior Vice President	50%	50%
Michael Marquez	Vice President	40%	40%
Marc D. Miller	Vice President	40%	40%

For fiscal year 2007, pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of: (i) a specified range of target levels of earnings per share from continuing operations (as defined below), and; (ii) a specified range of target levels of return on capital (net income divided by quarterly average net capital) for the year ending December 31, 2007. In addition, with respect to Ms. Osteen and Mr. Gross, 25% of their annual incentive bonus for 2007 will be determined using the corporate performance criteria described above and the remaining 75% will be determined using divisional performance criteria based on achievement of specified income targets. With respect to Messrs. Marquez and Marc D. Miller, 25% of their annual incentive bonus for 2007 will be determined using the corporate performance criteria and the remaining 75% will be determined using regional performance criteria based on the achievement of specified income targets. The bonus formula in fiscal year 2007 is unchanged from 2006. In connection with the bonuses paid to Messrs. Marquez and Marc D. Miller related to the 2006 fiscal year (as indicated on the Summary Compensation Table included in this Proxy Statement), based on an evaluation of the scope of their responsibilities, the Compensation Committee deemed it appropriate to determine their annual incentive bonus as a percentage of their annual salary based on the achievement of regional and corporate performance criteria, rather than regional and divisional performance criteria, as was initially provided.

Continuing operations means our income before taxes as reported in our audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year, write downs, significant litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, extraordinary, unusual or non-recurring items, effects of financing activities, restructuring expenses, non-operating items, acquisition expenses, gains/losses from divestitures that would be reported as discontinued operations and expenses and insurance recoveries that are the direct result of a major casualty or natural disaster.

The performance goals related to the Executive Incentive Plan, as outlined above, are generally based upon the achievement of our business plan financial objectives. At the time the Compensation Committee approved the Executive Incentive Plan for fiscal year 2007, we believed that the performance goals were attainable, but not certain. We achieved 100% or greater of the Target Award, based on the achievement of the corporate performance criteria, once during the last three years (170% of Target Award achieved in 2006).

The Compensation Committee believes that the cash bonuses paid to our named executive officers are appropriate to facilitate our ability to attract, retain, motivate and reward our named executive officers. For a further description of the cash bonuses paid to our named executive officers for 2006, please refer to the Summary Compensation Table included in this Proxy Statement.

Long-Term Incentives

The Compensation Committee believes that the grant of non-cash, long-term compensation, primarily in the form of long-term incentive awards, to our named executive officers is appropriate to attract, motivate and retain such individuals, and enhance stockholder value through the use of equity incentive compensation opportunities. Further, long-term incentive awards reward individuals for their performance and achievement of business goals. The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with the satisfaction by the Company of pre-determined performance measures and/or an increase in the value of our common stock and which will provide our named executive officers with an incentive to remain in their positions with us.

For a description of the long-term incentive awards granted to our named executive officers for 2006, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Stock options. At our 2005 Annual Meeting, our stockholders approved the adoption of the 2005 Stock Incentive Plan (the “Stock Incentive Plan”) to replace our Amended and Restated 1992 Stock Option Plan, which expired in July 2005. The Stock Incentive Plan is intended to provide a flexible vehicle through which we may offer equity based compensation incentives to our senior management and executive officers in support of our compensation objectives.

Awards under the Stock Incentive Plan may be in the form of options to purchase shares of Class B Common Stock (including options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and options which do not qualify as “incentive stock options”) and stock appreciation rights (“SARs”). Awards may be granted to our present or future employees or one of our affiliates and to our directors, consultants or affiliates who are not employees. To date, no SARs have been granted.

Subject to the provisions of the Stock Incentive Plan, the Compensation Committee, acting in its discretion, shall have responsibility and full power and authority to select the persons to whom awards will be made, to prescribe the terms and conditions of each award and make amendments thereto, to construe, interpret and apply the provisions of the Stock Incentive Plan and of any agreement or other instrument evidencing an award and to make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Stock Incentive Plan. The grant of stock options is based primarily on an employee’s level in the organization and their potential contribution to our growth and profitability.

Stock options have such vesting and other terms and conditions as the Compensation Committee, acting in its discretion, may determine. Generally, grants of stock options vest in equal amounts over four years and employees must be employed by us for such options to vest. We do not have any plan to select option grant dates for our named executive officers in coordination with the release of material non-public information. The exercise price per share of Class B Common Stock covered by an option may not be less than 100% of the fair market value of the underlying Class B Common Stock on the date of grant. For purposes of the Stock Incentive Plan, unless otherwise determined by the Compensation Committee, the fair market value of a share of Class B Common Stock as of any given date is the closing sale price per share reported on a consolidated basis for securities listed on the principal stock exchange or market on which the Class B Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the next day on which a sale was reported.

In September 2006, we granted stock options to each of our named executive officers. The Compensation Committee believes that these grants of stock options are consistent with the objectives of our executive compensation program by providing an incentive for the creation of stockholder value. For a description of the long-term incentive awards granted to our named executive officers for 2006, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

Restricted Stock Awards. In May 2003, our stockholders approved the adoption of amendments to our restricted stock purchase plan. The Amended and Restated 2001 Employee’s Restricted Stock Purchase Plan (the “Restricted Stock Plan”), which is administered by the Compensation Committee, provides for the sale of shares of our Class B Common Stock to eligible employees for a purchase price equal to par value. Shares of our Class B Common Stock may be sold under the Restricted Stock Plan to any of our employees or consultants.

Vesting conditions on shares sold under the Restricted Stock Plan may consist of continuing employment for a specified period of time following the purchase date. Alternatively, vesting may be tied to the satisfaction of specific performance objectives established by the Compensation Committee based upon any one or more of the business criteria also used in determining the bonuses for our named executive officers. We have the right to repurchase the shares for the same purchase price (par value) if specified vesting conditions are not met.

Typically, a vesting condition based upon any of the above performance criteria will qualify for the exception to the Code’s Section 162(m) deduction limitation if it is imposed in writing by the Compensation Committee within 90 days of the beginning of the applicable performance period, and it is sufficiently objective to enable a third party having knowledge of the relevant facts to determine whether the condition is met. The Compensation Committee is solely responsible for determining whether a performance-based vesting condition is satisfied at the end of the applicable performance period.

The Compensation Committee believes restricted stock awards are effective in achieving the Company’s compensation objectives because employees realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Additionally, cash dividends are paid on all outstanding awards of restricted stock as an additional element of compensation and to provide employees incentives to sustain or increase our performance. We do not have any plan to select restricted stock award grant dates for our named executive officers in coordination with the release of material non-public information.

In March 2006, the Compensation Committee approved the issuance of 200,000 restricted shares of our Class B Common Stock to Mr. Miller, which at that time, were subject to the Company’s attainment of a reported earnings per diluted share from continuing operations, as defined, of $2.60 or greater for 2006. In March of 2007, the Compensation Committee certified that the reported earnings per diluted share from continuing operations threshold had been met and, pursuant to the terms of the grant, 50% of the shares of restricted stock vested on March 15, 2007 and the remaining 50% will vest on March 15, 2008, if Mr. Miller remains employed by us.

In November 2006, we granted shares of restricted stock to each of our named executive officers. All of the restricted shares granted will vest on the fourth anniversary of the date of grant, if the named executive officer remains employed by us. The Compensation Committee believes that these restricted stock grants are consistent with the objectives of our executive compensation program by providing an incentive for the creation of stockholder value. For a description of the long-term incentive awards granted to our named executive officers for 2006, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

In the third quarter of 2002, we terminated the loan program by which we loaned employees funds (“Loan Program”) to pay the income tax liabilities incurred upon the exercise of their stock options. As a replacement long-term incentive plan, the Compensation Committee approved the issuance of 188,568 restricted shares (net of cancellations) of our Class B Common Stock at $51.15 per share ($9.6 million in the aggregate) to our named executive officers as well as other various officers and employees pursuant to the Company’s 2001 Key Employees’ Restricted Stock Purchase Plan. The number of shares and the value of the Restricted Stock issued to each employee were based on the estimated benefits lost by that employee as a result of the termination of the Loan Program. 68,457 and 63,363 of these restricted stock awards vested on September 30, 2005, and September 29, 2006, respectively, the remaining unvested shares are scheduled to vest on September 30, 2007.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2007 is expected to be $100,000 or higher and has been approved by our chief executive officer, or; (ii) any other employee who has been approved by our chief executive officer. The base compensation threshold is adjusted annually for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation among a retirement account, an education account and a fixed period account. The investment options include: (i) income funds offering a fixed rate of return; (ii) common stock funds; (iii) money market funds, and; (iv) common shares of beneficial interest in Universal Health Realty Income Trust; except that our named executive officers and other individuals determined who are subject to the reporting or short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934 are not eligible to designate common shares of beneficial interest in Universal Health Realty Income Trust as an investment option. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

In 2006, all of the named executive officers were eligible to participate in the Deferred Compensation Plan. The Compensation Committee believes that, by offering an alternative savings alternative for our named executive officers, the Deferred Compensation Plan supports our objectives to attract, retain and motivate talented personnel.

For a further description of the Deferred Compensation Plan, please refer to the Nonqualified Deferred Compensation Table and the narrative discussion included in this Proxy Statement.

Perquisites

We provide certain perquisites to certain of our named executive officers, as described in the Summary Compensation Table and related tables and narratives included in this Proxy Statement.

Retirement Benefits

Our retirement benefits consist of our Executive Retirement Income Plan and a 401(k) plan. These plans are designed in combination to provide an appropriate level of replacement income upon retirement. The Compensation Committee believes that these retirement benefits provide a balanced and competitive retirement program and support our objectives to attract, retain and motivate talented personnel.

Executive Retirement Income Plan. In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of full years (not to exceed 10) of the participant’s active employment with us.

Payment of the benefit will be made in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to age 62, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the participant unless the Board of Directors determines otherwise. For a further description of the Executive Retirement Income Plan, please refer to the Pension Benefits Table included in this Proxy Statement.

401(k) Plan. We maintain a 401(k) plan for all employees, including our named executive officers, as an additional source of retirement income. Pursuant to the 401(k) plan, in 2006, we made matching contributions (subject to highly compensated employee limits set by the Internal Revenue Code) to the 401(k) plan of approximately $15.4 million. Most of the named executive officers participated in the 401(k) plan in 2006. Accordingly, we made matching contributions equal to $6,600 to the 401(k) plan for each of the participating named executives.             .

Fringe Benefits and Perquisites

Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision, life and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the hospital management industry.

Company Aircraft

We purchased a partial ownership interest in a fixed wing aircraft which has been utilized for business purposes by members of our management team, including our named executive officers, and for personal use by Mr. Alan B. Miller. When the aircraft is utilized for personal purposes by Mr. Alan B. Miller and/or his family members, the incremental costs incurred, including the regular hourly charges, variable fuel charges and associated fees and taxes, are directly reimbursed to us by Mr. Alan B. Miller and therefore no imputed amounts are included in the Summary Compensation Table.

Automobile

Mr. Alan B. Miller utilizes his automobile for both business and personal purposes. As reimbursement for his business-related usage, we paid 70% of the original purchase price of the vehicle and Mr. Alan B. Miller paid the remainder. We also pay for other expenses related to the vehicle including maintenance and fuel costs, $800 of which (the amount deemed to be related to his personal use) is included in the Summary Compensation Table in “All other compensation”. Also, during 2006, we paid automobile allowances of $7,800 to each of Messrs. Marquez and Marc D. Miller and these amounts are included in the Summary Compensation Table in “All other compensation”.

Other Perquisites

From time to time, we make tickets to cultural and sporting events available to our employees, including our named executive officers, for business purposes. If not utilized for business purposes, the tickets are made available to our employees, including our named executive officers, for personal use. Also, we may agree to pay for certain relocation expenses incurred by our employees, including certain of our named executive officers, which may include a gross up for income taxes.

Split-Dollar Life Insurance Agreements:

In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16.0 million, in connection with second to die insurance policies issued on the lives of Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust. In addition, we entered into two additional split dollar life insurance agreements, with a combined face value of $30.5 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust in January 2002. For a further description of the terms and conditions of these agreements, please refer to the Split-Dollar Life Insurance Agreements section included in this Proxy Statement.

The Compensation Committee has determined to offer the above-described fringe benefits and perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by our peers. In determining the total compensation payable to our named executive officers, for a given fiscal year, the Compensation Committee considers such fringe benefits and perquisites. However, given the fact that such fringe benefits and perquisites, which are available to our named executive officers, represent a relatively insignificant portion of their total compensation, they do not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded. For a further description of the fringe benefits and perquisites received by our named executive officers during 2006, please refer to the narrative discussion included in this Proxy Statement.

Summary

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2006. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Robert H. Hotz

Leatrice Ducat

Robert A. Meister

John F. Williams, Jr., M.D.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Robert H. Hotz, Leatrice Ducat, Robert A. Meister and John F. Williams, Jr., M.D. All the members of the Compensation Committee are independent directors and no member has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for our Chief Executive Officer, our Chief Financial Officer and the other most highly compensated executive officers at the end of 2006 for services rendered to UHS and its subsidiaries during the fiscal year ended December 31, 2006. We refer to these officers collectively as our named executive officers:

Name and principal position	Year	Salary ($)	Bonus (5) ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All other compen- sation (6) ($)	Total ($)
Alan B. Miller, Chairman of the Board, President and Chief Executive Officer	2006	$1,228,204	$5,000,000	$5,764,621	$570,471	$1,566,000	$65,340	$289,254	$14,483,890

Steve G. Filton, Senior Vice President and Chief Financial Officer	2006	$382,515	$0	$90,105	$172,629	$325,000	$55,696	$11,244	$1,037,189

Kevin J. Gross, Senior Vice President	2006	$388,285	$0	$11,248	$83,562	$83,000	$0	$72,965	$639,060

Debra K. Osteen, Senior Vice President	2006	$375,015	$70,000	$74,780	$195,260	$291,000	$40,839	$10,181	$1,057,075

Michael Marquez, Vice President	2006	$410,682	$0	$36,382	$115,334	$70,000	$72,900	$25,240	$730,538

Marc D. Miller, Vice President	2006	$370,431	$0	$10,782	$109,006	$63,000	$0	$8,313	$561,532

(1.)	Represents the compensation cost incurred by us in 2006 for awards made during 2002, 2005 and 2006 under the Amended and Restated 2001 Employees’ Restricted Stock Purchase Plan (the “2001 Plan”). Dividends declared by the Company are paid with respect to outstanding shares of restricted stock.

(2.)	Represents compensation cost incurred by us in 2006, as computed in accordance with SFAS No. 123R (“123R”), for awards made pursuant to our 2005 Stock Incentive Plan and our Amended and Restated 1992 Stock Option Plan (which expired in July of 2005).

(3.)	Reflects the dollar value of annual bonuses for 2006 earned under our Executive Incentive Plan, as approved by our compensation committee on March 15, 2007. In respect to the year ended December 31, 2006, the following bonuses were paid on March 15, 2007: Alan B. Miller received a bonus of $1,566,000 or 128% of his annual base salary for 2006; Steve G. Filton received a bonus of $325,000 or 85% of his annual base salary for 2006; Kevin J. Gross received a bonus of $83,000 or 21% of his annual base salary for 2006; Debra K. Osteen received a bonus of $291,000 or 78% or her annual base salary for 2006; Michael Marquez received a bonus of $70,000 or 17% of his annual base salary for 2006, and; Marc D. Miller received a bonus of $63,000 or 17% of his annual base salary for 2006.

(4.)	These amounts represent the aggregate change in the present value that accrued for each named executive in 2006 under the UHS Executive Retirement Plan. The amounts in this column do not reflect deferred compensation since above market earnings are not provided by us.

(5.)	Represents the following: a special bonus in the aggregate amount of $5 million payable in five annual installments awarded to Mr. Alan B. Miller in connection with his agreement to provide a portion of the funding for the construction of a new business school at The College of William and Mary, and; a $70,000 special bonus awarded to Ms. Osteen in connection with acquisition of businesses.

(6.)	Components of All Other Compensation are as follows:

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)(1.)	Tax Reimburse- ments ($) (2.)	Insurance Premiums ($)(3.)	Company Contributions to Retirement and 401(k) Plans ($)	Dividends Paid on Unvested Stock	Total ($)
Alan B. Miller	2006	$17,108	$0	$172,105	$6,600	$93,441	$289,254
Steve G. Filton	2006	$0	$0	$892	$6,600	$3,752	$11,244
Kevin J. Gross	2006	$40,506	$25,299	$0	$6,600	$560	$72,965
Debra K. Osteen	2006	$0	$0	$439	$6,600	$3,142	$10,181
Michael Marquez	2006	$17,079	$0	$0	$6,600	$1,561	$25,240
Marc D. Miller	2006	$7,800	$0	$0	$0	$513	$8,313

(1.)	Amounts consist of the following: (i) Mr. Alan B. Miller: $11,074 for payment of country club dues, $2,734 for income tax return preparation, $2,500 for maintenance on personal residence, $800 of fuel and maintenance charges incurred in connection with his automobile; (ii) Mr. Gross: $40,506 for reimbursement of relocation expenses; (iii) Mr. Marquez: $9,279 for country club dues, $7,800 automobile allowance, and; (iv) Mr. Marc D. Miller: $7,800 automobile allowance.

(2.)	Amount represents reimbursement of income taxes incurred by Mr. Gross in connection with relocation expenses paid by us.
(3.)	Amounts for Mr. Filton and Ms. Osteen consist of premiums paid by us in connection with long-term disability insurance coverage. Amount for Mr. Alan B. Miller consists of $163,226 of interest charges during 2006 calculated in connection with cumulative advances funded in connection with split-dollar life insurance agreements, as discussed in Split Dollar Life Insurance Agreements, included herein, and $8,879 of premiums paid by us in connection with long-term disability insurance coverage.

The following table provides information regarding plan-based awards granted during fiscal year 2006 to our named executive officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (3.)			All Other Stock Awards: Number of Shares of Stock or Units (3.) (#)	All Other Option Awards: Number of Securities Underlying Options (4.) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (5.) ($)	Closing Price on Grant Date ($ / Sh)
Name	Approval /Grant Date	Threshold ($) (2.)	Target ($) (2.)	Maximum ($) (2.)	Threshold (#)	Target (#)	Maximum (#)
Alan B. Miller (1.)	3/15/2006	$82,904	$921,153	$2,302,883
	3/15/2006				200,000	200,000	200,000				$9,610,000	$48.05
	9/11/2006								200,000	$58.52	$3,229,140	$58.52
	11/15/2006							10,000			$514,200	$51.42
Steve G. Filton (1.)	3/15/2006	$17,213	$191,258	$478,144	0	0	0
	9/11/2006								35,000	$58.52	$565,100	$58.52
	11/15/2006							6,000			$308,520	$51.42
Kevin J. Gross (1.)	3/15/2006	$17,473	$194,143	$485,356	0	0	0
	2/21/2006								15,000	$51.04	$216,690	$51.04
	9/11/2006								35,000	$58.52	$565,100	$58.52
	11/15/2006							7,000			$359,940	$51.42
Debra K. Osteen (1.)	3/15/2006	$16,876	$187,508	$468,769	0	0	0
	11/15/2006							6,000			$308,520	$51.42
	9/11/2006								35,000	$58.52	$565,100	$58.52
Michael Marquez (1.)	3/15/2006	$14,785	$164,273	$410,682	0	0	0
	9/11/2006								20,000	$58.52	$322,914	$58.52
	11/15/2006							5,000			$257,100	$51.42
Marc D. Miller (1.)	3/15/2006	$13,336	$148,172	$370,431	0	0	0
	9/11/2006								20,000	$58.52	$322,914	$58.52
	11/15/2006							5,000			$257,100	$51.42

(1.)	Pursuant to the Executive Incentive Plan and the formula approved by the Compensation Committee, each named executive officer is entitled to receive between 0% and 250% of that executive officer’s target bonus based, either entirely or in part, on our achievement of a combination of certain performance criteria. See the discussion following this table and in the Compensation Discussion and Analysis relating to our Executive Incentive Plan.

(2.)	Estimates calculated based upon 2006 salaries.

(3.)	Restricted shares of Class B Common Stock issued under the Company’s Amended and Restated 2001 Plan. Shares issued under this plan are eligible for dividends.

(4.)	Stock option awards issued under our 2005 Stock Incentive Plan.

(5.)	Represents the full grant date fair value for the stock awards and option awards, calculated in accordance with SFAS 123R as described in the Form 10-K for the year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2006.

	Option Awards(1.)				Stock Awards(2.)
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3.)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3.)
	Exercisable	Unexercisable
Alan B. Miller	22,500	67,500	$48.85	3/14/2010	10,000	$554,300	279,560	$15,496,011
	0	200,000	$58.52	9/10/2011	0	0	0	0

Steve G. Filton	8,750	26,250	$48.85	3/14/2010	11,842	$656,402	0	0
	0	35,000	$58.52	9/10/2011	0	0	0	0

Kevin J. Gross	0	15,000	$51.04	2/20/2011	7,000	$388,010	0	0
	0	35,000	$58.52	9/10/2011	0	0	0	0

Debra K. Osteen	2,250	750	$38.50	3/18/2008	10,753	$596,038	0	0
	1,500	1,500	$43.08	5/18/2009	0	$0	0	0
	8,750	26,250	$48.85	3/14/2010	0	$0	0	0
	0	35,000	$58.52	9/10/2011	0	$0	0	0

Michael Marquez	0	875	$38.50	3/18/2008	7,073	$392,056	0	0
	5,000	15,000	$48.85	3/14/2010	0	$0	0	0
	0	20,000	$58.52	9/10/2011	0	$0	0	0

Marc D. Miller	500	500	$38.50	3/18/2008	5,202	$288,346	0	0
	5,000	15,000	$48.85	3/14/2010	0	$0	0	0
	0	20,000	$58.52	9/10/2011	0	$0	0	0

1.	Stock option awards. All of the stock options are scheduled to vest ratably on the first, second, third and fourth anniversary dates from the date of grant. The applicable grant dates for the options indicated above are set forth below:

•	On March 19, 2003, stock options were granted with an exercise price of $38.50.

•	On May 19, 2004, stock options were granted with an exercise price of $43.08.

•	On March 15, 2005, stock options were granted with an exercise price of $48.85.

•	On February 21, 2006, stock options were granted with an exercise price of $51.04.

•	On September 11, 2006, stock options were granted with an exercise price of $58.52.

2.	Restricted Stock Awards. The outstanding restricted stock awards vest as follows:

•	Alan B. Miller: 139,780 shares on March 15, 2007; 139,780 shares on March 15, 2008 and 10,000 shares on November 17, 2010.

•	Steve G. Filton: 5,842 shares on September 29, 2007; 6,000 shares on November 17, 2010

•	Kevin J. Gross: 7,000 shares on November 17, 2010

•	Debra K. Osteen: 4,753 on September 29, 2007; 6,000 shares on November 17, 2010.

•	Michael Marquez: 2,073 shares on September 29, 2007; 5,000 shares on November 17, 2010

•	Marc D. Miller: 202 shares on September 29, 2007; 5,000 shares on November 17, 2010.

3.	Based on the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 29, 2006 of $55.43 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1.)	Value Realized on Vesting ($)
Alan B. Miller	0	0	39,780	$1,911,429
Steve G. Filton	0	0	5,843	$350,989
Kevin J. Gross	0	0	0	$0
Debra K. Osteen	0	0	4,754	$285,573
Michael Marquez	11,625	$128,153	2,073	$124,525
Marc D. Miller	1,250	$21,338	201	$12,074

The 39,780 shares of restricted stock for Mr. Alan B. Miller vested on March 15, 2006. The number of shares of restricted stock as indicated above for each of the other executive officers vested on September 29, 2006.

PENSION BENEFITS

The following table provides information about pension benefits for our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Alan B. Miller	Executive Retirement Plan	28	$1,475,598	0
Steve G. Filton	Executive Retirement Plan	21	$ 464,241	0
Kevin J. Gross	N/A	N/A	N/A	0
Debra K. Osteen	Executive Retirement Plan	22	$ 427,101	0
Michael Marquez	Executive Retirement Plan	16	$ 285,959	0
Marc D. Miller	Executive Retirement Plan	N/A	N/A	0

Under our Executive Retirement Income Plan certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with us may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee’s average monthly base salary over the three years preceding retirement multiplied by the number of full years of active employment in a qualified position, in excess of 10 years, not to exceed a maximum of 10 years.

Payment of the benefit will be made by us in 60 monthly installments following the participant’s retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. If an employee ceases employment with us prior to age 62, or an employee has not completed at least 10 years of active employment with us, no retirement income will be payable to the participant unless the Board of Directors determines otherwise.

The estimated annual benefits payable (for the 60 months in which the participant receives benefits) assuming retirement as of December 31, 2006 for each of Alan B. Miller, Steve G. Filton, Kevin J. Gross, Debra K. Osteen, Michael Marquez and Marc D. Miller, would be $383,382, $198,820, $186,592, $180,215, $184,466 and $320,658 respectively.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($) (1.)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Alan B. Miller	$25,000	$0	$147,793	$0	$885,199
Steve G. Filton	$0	$0	$0	$0	$0
Kevin J. Gross	$0	$0	$0	$0	$0
Debra K. Osteen	$0	$0	$0	$0	$0
Michael Marquez	$217,193	$0	$151,943	$0	$1,260,821
Marc D. Miller	$0	$0	$0	$0	$0

(1.)	Amounts included in “salary” in the Summary Compensation Table.

Deferred Compensation

Our Deferred Compensation Plan, which is subject to the applicable provisions of Internal Revenue Code Section 409A provides that eligible employees may elect to convert and defer a portion of their base salary and bonus award into investment options in lieu of receiving cash. An “eligible employee” under the Deferred Compensation Plan is: (i) an employee whose base compensation for 2007 is expected to be $100,000 or higher and has been approved by our chief executive officer, or; (ii) any other employee who has been approved by our chief executive officer. The base compensation threshold is adjusted annually for cost-of-living increases. Pursuant to the terms of the Deferred Compensation Plan, the minimum annual amount that can be deferred is $2,000. No more than 25% of an employee’s base salary or 50% of an employee’s annual bonus may be deferred under the Deferred Compensation Plan in any calendar year. Employees may allocate a portion of their deferred compensation among a retirement account, an education account and a fixed period account. The investment options include: (i) income funds offering a fixed rate of return; (ii) common stock funds; (iii) money market funds, and; (iv) common shares of beneficial interest in Universal Health Realty Income Trust; except that our named executive officers and other individuals determined who are subject to the reporting or short swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934 are not eligible to designate common shares of beneficial interest in Universal Health Realty Income Trust as an investment option. In addition, under the Deferred Compensation Plan, we may make discretionary contributions on behalf of an eligible employee. Since inception of the Deferred Compensation Plan, we have not made any discretionary contributions on behalf of employees.

Our obligations under the Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at the time of termination of such employee’s employment, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single one lump sum or equal annual or less frequent installments over a period not to exceed ten years. An employee may make a separate distribution election for termination of employment as the result of retirement, death or disability. An employee may change his distribution elections by making new distribution elections at least one calendar year prior to such employee’s retirement.

Our obligations under the Deferred Compensation Plan in connection with an employee’s education account are payable in four installments upon an eligible student designated by the employee attaining the ages of eighteen, nineteen, twenty and twenty-one. Our obligations under the Deferred Compensation Plan in connection with an employee’s fixed period account are payable upon one or more benefit distribution dates selected by the participant. If the employee’s employment is terminated prior to the distribution of obligations under either the employee’s education account or fixed period account, then the amounts credited to such accounts will be transferred to the employee’s retirement account and distributed in accordance with the employee’s distribution election for that account.

If an employee experiences a financial hardship that is the result of an “unforeseeable emergency,” as defined under the Deferred Compensation Plan, he or she may apply to the administrator of the Deferred Compensation Plan for an emergency withdrawal against his or her accounts. Such an emergency withdrawal may be allowed at the discretion of the administrator, in which case the employee’s fixed period account, retirement account and education account will be reduced accordingly. An employee who makes an emergency withdrawal is not eligible to defer additional compensation under the Deferred Compensation Plan until the beginning of the next year following such withdrawal.

As set forth above under the Nonqualified Deferred Compensation Table and accompanying narrative, our obligations under our Deferred Compensation Plan in connection with an employee’s retirement account are payable, beginning at the time of termination of such employee’s employment, in equal installments over a ten year period; except that an employee may make a distribution election to receive the balance of the participant’s retirement account in either a single one lump sum or equal annual or less frequent installments over a period not to exceed ten years.

For a description of the Executive Retirement Income Plan and potential payments thereunder, please refer to the Pension Benefits Table and the related narrative discussion included in this Proxy Statement.

Chief Executive Officer Agreements and Compensation

Employment agreement and compensation:

We entered into an amended and restated employment agreement, as of November 14, 2001 (the “Employment Agreement”), with Mr. Alan B. Miller, our President and Chief Executive Officer, pursuant to which Mr. Miller will act as our President and Chief Executive Officer until December 31, 2007 or, if we or Mr. Miller so elects, until December 31, 2012. In addition, the Employment Agreement provides for a five-year consulting arrangement commencing upon the expiration of the term of Mr. Miller’s active employment, during which period he will be paid an annual fee equal to one-half of his base salary in effect at the expiration of the term of active employment. During the period of his active employment, Mr. Miller earned a salary of $1,228,157 for the year ended December 31, 2006, to be increased in each year thereafter by an amount at least equal to the percentage increase in the consumer price index over the previous year. Mr. Miller is also entitled to an annual bonus of at least $100,000, payment of insurance premiums, other fringe benefits as previously enjoyed in accordance with past practice (as discussed in the Compensation Discussion and Analysis above), as well as such other compensation as the Board of Directors may determine in its discretion. Mr. Miller may be discharged only for cause or permanent disability. In connection with the Employment Agreement, Mr. Miller has agreed not to compete with us during the term of the Employment Agreement and for a period of one year after termination if he is terminated for cause. For a further description of the Employment Agreement, please refer to the Potential Payments Upon Termination or Change-in-Control section below.

In March 2006, the Compensation Committee approved the issuance of 200,000 restricted shares of our Class B Common Stock to Mr. Miller (market value of $9,610,000 on the date of grant) pursuant to the 2001 Plan, subject to the Company’s attainment of a reported earnings per diluted share from continuing operations, as defined, of $2.60 or greater for 2006. On March 15, 2007, the Compensation Committee certified the reported earnings per diluted share from continuing operations threshold had been met and authorized that, pursuant to the terms of the restricted stock grant, 50% of the shares vested on March 15, 2007 and the remaining 50% will vest on March 15, 2008, if Mr. Miller remains employed by the Company through that date. In the event that Mr. Miller’s employment with the Company is terminated by reason of disability, retirement or death, that portion of shares of restricted stock that would have otherwise vested within three months (or, in the case of death, twelve months) after the date of such termination will vest.

In 2006, Mr. Miller agreed to provide a portion of funding for the construction of a new business school building for The Mason School of Business at The College of William and Mary, his alma mater. In recognition of his leadership and support, The College of William and Mary announced in March 2006 that the new business school building will be named for Mr. Miller. On July 25, 2006, the Board of Directors, in honor of Mr. Miller, authorized us to contribute a portion of Mr. Miller’s gift to The College of William and Mary as a special bonus in the aggregate amount of $5,000,000, payable in five annual installments commencing in 2006. Mr. Miller was also awarded $1,566,000 as an annual incentive bonus in respect of the year ended December 31, 2006. Consistent with previous years, the amount of Mr. Miller’s annual incentive bonus was determined as a percentage of his annual salary based on the achievement of corporate performance criteria, and equaled 128% of his annual base salary for 2006.

Potential Payments Upon Termination or Change-in-Control:

Mr. Miller’s Employment Agreement provides that Mr. Miller will act as our President and Chief Executive Officer until December 31, 2007 or, if we or Mr. Miller so elects, until December 31, 2012. In addition, the Employment Agreement provides for a five-year consulting arrangement commencing upon the expiration of the term of Mr. Miller’s active employment, during which period he will be paid an annual fee equal to one-half of his base salary in effect at the expiration of the term of active employment. The estimated annual benefits payable to Mr. Miller for the five year term of the consulting arrangement, assuming the termination of active employment as of December 31, 2006 is $614,078.

Split-Dollar Life Insurance Agreements:

In October 1998, we entered into split dollar life insurance agreements, with a combined face value of $16.0 million, in connection with second to die insurance policies issued on the lives of Alan B. Miller and his wife and owned by the Alan B. Miller 1998 Dual Life Insurance Trust (the “1998 Trust”). This agreement and the related collateral assignment were assumed by and assigned to us in October 1998. As currently in force, this agreement requires us to make annual premium payments on the policies and gives us an economic interest in the policies. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. In 2003, 2004, 2005 and 2006, we, with the consent of Mr. Miller, did not pay the annual premiums on these policies. We entered into two additional split dollar life insurance agreements, with a combined face value of $30.5 million, in connection with life insurance policies issued on the life of Alan B. Miller and owned by the Alan B. Miller 2002 Trust (the “2002 Trust”) in January 2002. These agreements and the related collateral assignments were assumed by and assigned to us in January 2002. As currently in force, these agreements require us to make annual premium payments on the policies and give us an economic interest in the policies. In January, 2002, we made premium payments pursuant to these agreements of $942,274, and the 2002 Trust reimbursed us the one-year term cost of the insurance protection to which the 2002 Trust is entitled under the insurance policies pursuant to these split dollar life insurance agreements. Such cost is determined under the principles established by applicable U.S. Treasury Department pronouncements, notices, rulings and regulations in effect for determining such costs for insurance protection, which, subject to and until changed, shall be the lesser of the current published one-year term rates of the issuing insurance company pursuant to the guidelines set forth in Rev. Rul. 66-110 and Rev. Rul. 67-154 or the Table 2001 set forth in IRS Notice 2002-8. We are entitled to receive a portion of the death proceeds equal to its share of the aggregate premium payments. Our interest in each policy is secured by a collateral assignment of the policy. In 2003, 2004, 2005 and 2006, we, with the consent of Mr. Miller, did not pay the annual premiums on these two additional policies.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1.)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2.) ($)	All Other Compensation ($)	Total ($)
Leatrice Ducat	$63,500	$0	$74,935	$0	$0	$0	$138,435
John H. Herrell	$65,000	$0	$74,935	$0	$2,734	$0	$142,669
Robert H. Hotz	$62,500	$0	$74,935	$0	$26,292	$0	$163,727
Robert A. Meister	$44,000	$0	$71,098	$0	$0	$0	$115,098
Anthony Pantaleoni	$42,000	$0	$74,935	$0	$0	$0	$116,935
John F. Williams, Jr., M.D.	$44,000	$0	$74,935	$0	$3,422	$0	$122,357

(1.)	Represents compensation cost incurred by us in 2006, as computed in accordance with SFAS No. 123R (“123R”), for awards made pursuant to our 2005 Stock Incentive Plan and our Amended and Restated 1992 Stock Option Plan (which expired in July of 2005). As of December 31, 2006 the following stock options were outstanding for each director:

Leatrice Ducat	17,500
John H. Herrell	25,000
Robert H. Hotz	25,000
Robert A. Meister	25,000
Anthony Pantaleoni	35,000
John F. Williams, Jr., M.D.	25,000

(2.)	Consists of market value earnings on phantom shares as well as fixed rate earnings relating to the Universal Health Services, Inc., Deferred Compensation Plan for the UHS Board of Directors. Additionally, as of December 31, 2006, 494 shares of phantom stock were held on behalf of Robert H. Hotz and will be paid out in future years as elected by Mr. Hotz at the time of deferral.

COMPENSATION OF DIRECTORS

Cash Compensation. During 2006, each non-employee director received an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2006, John H. Herrell, Chairperson of the Audit Committee received an annual retainer of $10,000 for his services in that capacity and Leatrice Ducat and Robert H. Hotz, members of the Audit Committee, received an annual retainer of $2,500 each. Also during 2006, Leatrice Ducat, Chairperson of the Compensation Committee and Robert H. Hotz, Chairperson of the Nominating and Governance Committee received annual retainers of $5,000 each for their services in the respective capacities. Each non-employee director also was paid a $1,000 meeting fee for participation in each committee meeting in excess of 30 minutes. Meeting fees paid during 2006 were as follows: Leatrice Ducat was paid $16,000, John H. Herrell and Robert H. Hotz were each paid $15,000, John F. Williams, Jr., M.D. and Robert A. Meister were each paid $4,000 and Anthony Pantaleoni was paid $2,000.

During 2007, we anticipate that each non-employee director will receive an annual retainer of $40,000 for service on the Board of Directors. Additionally, during 2007, John H. Herrell, Chairperson of the Audit Committee, will receive an annual retainer of $10,000 for his service in that capacity and Leatrice Ducat and Robert H. Hotz, members of the Audit Committee, will receive an annual retainer of $2,500 each. Also during 2007, Robert H. Hotz, Chairperson of the Compensation Committee and Chairperson of the Nominating and Governance Committee will receive annual retainers of $5,000 each for his services in the respective capacities. Each non-employee director will be paid a meeting fee of $1,000 for participation in each committee meeting in excess of 30 minutes. All retainers and meeting fees will be paid in cash.

Stock Option Awards. On September 14, 2006, Ms. Ducat, Dr. Williams, and Messrs. Herrell, Hotz, Meister and Pantaleoni each received an option to purchase 5,000 shares of our Class B Common Stock at an exercise price of $57.61 per share. These options have a fair value of $15.89 per share and vest ratably over four years. They expire on the fifth anniversary of the grant date. These options were granted under our 2005 Stock Incentive Plan.

Deferred Compensation Plan for Non-Employee Directors. The Deferred Compensation Plan, which has been terminated, was a nonqualified deferred compensation plan for the benefit of our non-employee directors, previously enabling them to defer payment of up to 100% of his or her total retainer and fees. Certain previously deferred amounts are scheduled to be paid out in future years as elected by our non-employee directors at the time of deferral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Chairman of the Board of Directors and Chief Executive Officer (“CEO”) is a member of the Board of Directors of Broadlane, Inc. In addition, the Company and certain Directors and members of our executive management team owned approximately 6% of the outstanding shares of Broadlane, Inc. Broadlane, Inc. provides contracting and other supply chain services to us and various other healthcare organizations.

Anthony Pantaleoni, a Director, is Of Counsel to Fulbright & Jaworski L.L.P., the law firm we use as our principal outside counsel. This law firm also provides personal legal services to our Chief Executive Officer. Mr. Pantaleoni is also the trustee of certain trusts for the benefit of the Chief Executive Officer and his family.

J2Studios provides certain website services for the Company. The co-owner of J2Studios, is the son-in-law of Alan B. Miller, our President, Chairman and Chief Executive Officer. Fees earned by J2Studios for such services during 2006 were approximately $183,000 on terms comparable to those we would have paid to an unaffiliated third party for such services.

We invested $3.3 million for a 25% ownership interest in an information technology company that provides laboratory information system and order management technology to many of our acute care hospitals. We also committed to pay this company a license fee which has a remaining commitment of $8.9 million as of December 31, 2006.

Marc D. Miller, a Director and Vice President of the Company, is the son of Alan B. Miller, our CEO. Marc D. Miller is a named executive officer and therefore the salary and other compensation arrangements between us and Marc D. Miller are disclosed and described throughout this Proxy Statement.

Pursuant to our Code of Business Conduct and Corporate Standards, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest which is a conflict of interest with, or which interferes or has the potential to interfere with, the interests of the Company or any of its subsidiaries or facilities. In addition, all employees, officers and directors of the Company and its subsidiaries are required to disclose to our compliance officer any financial interest or ownership interest or any other relationship that he or she (or a member of his or her immediate family) has with customers, vendors, or competitors of the Company or any of its subsidiaries or facilities. Bruce R. Gilbert is currently our compliance officer.

All employees, officers and directors of the Company and its subsidiaries are prohibited from entering into a related party transaction with the Company without the prior approval of our compliance officer. Any request for the Company to enter into a transaction with an employee, officer or director or any of such persons’ immediate family members must first be presented to our compliance officer for review, consideration and approval. In approving or rejecting the proposed agreement, our compliance officer will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. Our compliance officer shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by our compliance officer.

Except as otherwise disclosed in this Proxy Statement, since the beginning of the Company’s last fiscal year, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any employee, executive officer or director, holder of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

Please see “Corporate Governance—Director Independence” for additional information on the independence of our directors.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that six of its nine current members (Leatrice Ducat, John H. Herrell, Robert H. Hotz, Robert A. Meister, Rick Santorum and John F. Williams, Jr., M.D.) are independent directors under the applicable rules and regulations of the SEC and the New York Stock Exchange listing standards. In determining independence, the Board of Directors affirmatively determines each year whether directors have any material relationship with us. When assessing the materiality of a director’s relationship with us, the Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from the standpoint of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Directors has concluded that no material relationship exists between us and any of our independent directors, other than each such person’s position as one of our directors.

We are eligible to be treated as a controlled company under New York Stock Exchange Rule 303A due to the fact that the family of Alan B. Miller holds more than 95% of the shares of Class A and Class C Common Stock, which is entitled to elect 80% of the entire Board of Directors and constitutes more than 50% of our aggregate voting power. New York Stock Exchange Rule 303A states that a controlled company need not have a majority of independent directors on its board or have nominating/corporate governance and compensation committees composed entirely of independent directors. We have elected to avail ourselves of a limited aspect of the Rule 303A exemption, determining that the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for Board positions that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock of the Company. We currently intend to have a majority of independent directors on our Board of Directors and a majority of independent directors on our Audit Committee, Compensation Committee and Nominating & Governance Committee.

Meetings of the Board of Directors

Regular meetings of the Board of Directors are generally held every other month, while special meetings are called when necessary. Before each Board of Directors or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 2006, there were eight Board of Directors meetings. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings held by all committees of the Board of Directors on which they served. Directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the 2006 Annual Meeting of Stockholders.

Our Corporate Governance Guidelines provide that the Board of Directors shall hold, in accordance with a schedule determined by the Nominating & Governance Committee of the Board of Directors, executive sessions where non-management directors (i.e., directors who are not our officers, but who do not otherwise have to qualify as “independent directors”) meet without management participation (except as otherwise specifically requested by the non-management directors). Interested parties may communicate directly and confidentially with the presiding director or with the non-management directors of the Board of Directors as a group by writing to that person or group at Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406.

Stockholder Communications

Stockholders who wish to send communications to the Board of Directors or an individual director should address such communications to Universal Health Services, Inc., c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Directors

The Compensation Committee, the Audit Committee, the Nominating & Governance Committee, the Executive Committee and the Finance Committee are the standing committees of the Board of Directors. A current copy of the our Corporate Governance Guidelines, Code of Business Conduct and Corporate Standards, Code of Ethics for Senior Financial Officers, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on the our website at www.uhsinc.com. Copies of these documents also are available in print free of charge to any stockholder who requests them. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K relating to amendments to or waivers of any provision of our Code of Ethics for Senior Financial Officers by promptly posting the information on our website.

Compensation Committee.    The members of the Compensation Committee are Leatrice Ducat, Robert H. Hotz, Robert A. Meister and John F. Williams, Jr., M.D. The Compensation Committee met four times and took action through unanimous written consent five times during 2006. The Board of Directors has determined, in its business judgment, that each member of the Compensation Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange

The Compensation Committee reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates their performance, determines and approves their compensation level, reviews and determines the form and amount of compensation of the non-management members of the Board of Directors, administers incentive-compensation plans and equity-based plans and approves compensation awards, among other duties and responsibilities.

The amount and mix of the compensation paid to our named executive officers and directors are evaluated on an annual basis. See the section titled “Compensation Setting Process,” in the Compensation Discussion & Analysis for an additional discussion.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time. The Compensation Committee also has the sole authority to retain and terminate compensation consultants to assist it in evaluating our compensation plans, particularly those pertaining to our directors, our Chief Executive Officer and our other executive officers, and to approve the fees and other terms relating to the provision of those services.

Audit Committee.    Members of the Audit Committee are Leatrice Ducat, John H. Herrell and Robert H. Hotz. No member serves on the audit committee of more than three public companies. The Audit Committee met sixteen times and took action through unanimous written consent once during 2006.

The Board of Directors has determined, in its business judgment, that each member of the Audit Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange and is financially literate and that John H. Herrell qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to: the integrity of our financial statements, the financial reporting process, the systems of internal accounting and financial controls, the performance of our internal audit function and independent auditors, the independent auditors’ qualifications and independence and our compliance with legal and regulatory requirements. This Committee has the authority, duties and responsibilities set forth in its Audit Committee Charter, as amended.

Nominating & Governance Committee.    The members of the Nominating & Governance Committee are Leatrice Ducat, Robert H. Hotz and John F. Williams, Jr. M.D. This Committee met once in 2006. The Board of Directors has determined, in its business judgment, that each member of the Nominating & Governance Committee qualifies as an “independent” director under the regulations adopted by the SEC and the New York Stock Exchange

The Nominating & Governance Committee was established, with respect to those directors who are to be elected by the holders of Class B and Class D Common Stock of the Company in accordance with the our Restated Certificate of Incorporation, for the purpose of assisting the Board of Directors by identifying individuals who are qualified, consistent with criteria approved by the Board of Directors, to become directors, and to recommend to the Board of Directors Class B and D director nominees for the next annual meeting of stockholders at which a Class B and D director is to be elected, developing and recommending to the Board of Directors a set of corporate governance principals in the form of our corporate governance guidelines, leading and overseeing the Board of Directors in its annual review of the performance of the Board of Directors and our management and recommending to the Board director nominees for each committee of the Board. The Nominating & Governance Committee provides such assistance in identifying and recommending Class A and Class C Common Stock director nominees as may be requested by the entire Board of Directors. The Nominating & Governance Committee adopted our Corporate Governance Guidelines.

In light of the concentration of over 95% of the voting power of our Class A and Class C Common Stock in a single individual and related entities, and in accordance with the “Controlled Companies” exemption set forth in Section 303A of the New York Stock Exchange Listed Company Manual, the Nominating & Governance Committee is not responsible for identifying and recommending qualified candidates for directors that, in accordance with our Restated Certificate of Incorporation, are to be elected by the holders of Class A and Class C Common Stock. The Nominating & Governance Committee shall, however, provide such assistance in identifying and recommending Class A and C Director nominees as may be requested by the entire Board of Directors.

The Nominating & Governance Committee will consider Class B and D director nominees recommended by stockholders. Under our Restated Certificate of Incorporation, the number of directors to be elected by the Class B and D Common stockholders is limited to 20% of the entire Board of Directors, or a maximum of two directors. Stockholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee c/o Secretary, Universal Corporate Center, 367 South Gulph Road, P.O. Box 61558, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which stockholder proposals for presentation at the next Annual Meeting must be received. Recommended nominees will only be considered if there is a vacancy or if the Board of Directors decides to increase the number of directors.

The Nominating & Governance Committee identifies and evaluates committee-recommended Class B and D director nominees considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Directors and our governance. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a stockholder. The Nominating & Governance Committee does not currently pay a fee to a third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify Class B and D director candidates.

Executive Committee.    The Executive Committee has the responsibility, between meetings of the Board of Directors, to advise and aid our officers in all matters concerning the management of the business and, while the Board of Directors is not in session, has the power and authority of the Board of Directors to the fullest extent permitted under law. The Executive Committee met twice in 2006. Members of the Committee are Robert H. Hotz, Alan B. Miller and Anthony Pantaleoni.

Finance Committee.    The Finance Committee is responsible for reviewing our overall long-term financial planning. The Finance Committee did not meet in 2006. Members of this Committee are Robert H. Hotz, Alan B. Miller, Marc D. Miller and Anthony Pantaleoni.

AUDIT COMMITTEE REPORT

The Board of Directors is committed to the accuracy and integrity of its financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s consolidated financial statements;

•	changes in our accounting practices, principles, controls or methodologies, or in the Company’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter, as revised, and adopted and approved by the Board of Directors in March 2004. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Directors has determined that each of the members of the audit committee is “independent” within the meaning of the rules of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Directors that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2006:

•	First, the Audit Committee discussed with our independent auditors the overall scope and plans for their audits.

•

Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.

•

Third, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

•

Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).

•

Finally, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee reviewed our consolidated financial statements with the Board of Directors and discussed with KPMG LLP during the 2006 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP the written disclosures, including the letter, required by Independence Standards Board Standard No. 1 and discussed with it its independence. Based on these discussions with KPMG LLP and the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2006 Annual Report on Form 10-K.

In March 2007, the Audit Committee approved: (i) the dismissal of KPMG LLP as our independent auditors, and; (ii) the engagement of PricewaterhouseCoopers LLP as its new principal accountants for fiscal year 2007.

Audit Committee

John H. Herrell

Robert H. Hotz

Leatrice Ducat

RELATIONSHIP WITH INDEPENDENT AUDITORS

KPMG LLP (“KPMG”) served as our independent auditors during 2006, 2005 and 2004. PricewaterhouseCoopers LLP (“Pricewaterhouse”) has been selected to serve as our independent auditors for the 2007 fiscal year. It is anticipated that Pricewaterhouse representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

On March 16, 2007, we informed KPMG that KPMG was being dismissed as our principal accountants, effective immediately for the year ended December 31, 2007. The decision to dismiss KPMG was approved by the Audit Committee.

On March 16, 2007, we engaged Pricewaterhouse as our new principal accountants for the year ending December 31, 2007. The decision to engage Pricewaterhouse was approved by the Audit Committee.

KPMG’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements as of and for the years ended December 31, 2006 and 2005 contained a separate paragraph stating that “As discussed in note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and related interpretations on January 1, 2006; the Company also adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as discussed in notes 1 and 10 to the consolidated financial statements as of December 31, 2006.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s reports contained separate paragraphs stating that “Facilities acquired during 2006 and 2005, as identified in note 2 to the consolidated financial statements, have been excluded from management’s assessment. Our audit of internal control over financial reporting of Universal Health Services, Inc. also excluded an evaluation of the internal control over financial reporting of those facilities acquired during 2006 and 2005.”

During the years ended December 31, 2006 and 2005, and in the subsequent interim period through March 16, 2007, there were: (i) no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and; (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The foregoing disclosures were previously reported in a Form 8-K (“8-K”) that we filed on March 21, 2007. KPMG received a copy of the disclosures prior to the time the 8-K was filed with the SEC. A copy of KPMG’s letter addressed to the SEC, stating its agreement with such statements and dated March 21, 2007, is attached as Exhibit 16.1 to the 8-K.

In deciding to engage Pricewaterhouse, the Audit Committee reviewed auditor independence issues and prior commercial relationships with Pricewaterhouse and concluded that Pricewaterhouse has no commercial relationship with us that would impair its independence for the year ended December 31, 2007. During the years ended December 31, 2006 and 2005, and in the subsequent interim period through March 16, 2007, neither we nor anyone acting on our behalf has consulted with Pricewaterhouse on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Set forth below are the fees paid or accrued for the services of KPMG LLP during 2006 and 2005:

	2006	2005
Audit fees	$2,035,000	$1,919,000
Audit-related fees	87,000	150,474
Tax fees	235,000	457,509
All other fees	—	7,245

Total	$2,357,000	$2,534,228

Audit fees consisted of services rendered to us or certain of our subsidiaries. Such audit services include audits of financial statements, audit of our annual management assessment of the effectiveness of internal control over financial reporting in 2006 (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with regulatory filings.

Fees for audit-related fees billed in 2006 and 2005 consisted primarily of agreed upon procedures and program specific audits for us and our subsidiaries.

Fees for tax services billed in 2006 and 2005 consisted primarily of preparation of federal and state income tax returns for certain of our subsidiaries and consultation on various tax matters related to us and our subsidiaries.

All other fees in both 2006 and 2005, relate to services provided for cost reporting matters.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

STEVE G. FILTON, Secretary

King of Prussia, Pennsylvania

April 20, 2007

PROXY

CLASS A

COMMON STOCK

CLASS C

COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of

Directors For The Annual Meeting Of

Stockholders To Be Held On May 16, 2007

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. (the “Company”) held of record by the undersigned on April 5, 2007 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 16, 2007, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK

☐

ACCOUNT NUMBER

CLASS A COMMON

CLASS C COMMON

The Board of Directors recommends a vote FOR Proposal I. I. The Election of Anthony Pantaleoni ☐ For ☐ Withhold Authority II. The Election of Rick Santorum ☐ For ☐ Withhold Authority

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

DATED:

SIGNATURE:

SIGNATURE:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title.

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ANTHONY PANTALEONI AND RICK SANTORUM AS DIRECTORS.

PROXY	CLASS B COMMON STOCK CLASS D COMMON STOCK

UNIVERSAL HEALTH SERVICES, INC.

This Proxy Solicited By The Board Of Directors For

The Annual Meeting Of Stockholders To Be Held On May 16, 2007

Alan B. Miller and Steve Filton and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class B Common Stock and Class D Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 5, 2007 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 16, 2007, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ

Annual Meeting

of

Universal Health Services, Inc. Stockholders

Wednesday, May 16, 2007

10:00 a.m.

Universal Corporate Center

367 South Gulph Road

King of Prussia, PA.

Agenda

•      Election of two Directors by the holders of Class A and Class C Common Stock

•      Election of a Director by the holders of Class B and Class D Common Stock

•      Discussion on matters of current interest

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposal 1.		Withhold
	For	Authority
1. The Election of Robert H. Hotz	☐	☐

2. Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ROBERT H. HOTZ AS A DIRECTOR.

Signature:	Date:	Signature:	Date:

IMPORTANT: Please sign exactly as name appears at the left. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

Δ  FOLD AND DETACH HERE  Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/UHS	OR	TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.